                      [WILLKIE FAR & GALLAGHER LETTERHEAD]



February 27, 1996



Gabelli International Growth Fund, Inc.
One Corporate Center
Rye, New York 10580

Re:   Rule 24f-2 Notice
      for Gabelli International Growth Fund, Inc.
      (Securities Act Registration Statement
      File No. 33-79994)  (the "Registration Statement")

Ladies and Gentlemen:

Gabelli International Growth Fund, Inc., a Maryland corporation (the "Fund"), is filing with the Securities and Exchange Commission a Rule 24f-2 notice containing the information specified in paragraph (b)(1) of Rule 24f-2 under the Investment Company Act of 1940 (the "Rule"). We understand that the Fund has previously filed a registration statement on N-1A under the Securities Act of 1933 (File No. 33- 79994), adopting the declaration authorized by paragraph
(a)(1) of the Rule to the effect that an indefinite number of shares of beneficial interest of the Fund (the "Shares") were being registered by such registration statement. The effect of the Rule 24f-2 notice, when accompanied by the filing fee, if any, payable as prescribed by paragraph (c) of the Rule and by this opinion, will be to make definite in number the number of Shares sold by the Fund during the fiscal year ended December 31, 1995 in reliance upon the Rule (the "Rule 24f-2 Shares").

As to the various questions of fact material to the opinion expressed herein we have relied upon and assumed the genuineness of the signatures on, the conformity to originals of, and the authenticity of, all documents, including but not limited to certificates of officers of the Fund, submitted to us as originals or copies, which facts we have not independently verified. Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Registration Statement.

On the basis of the foregoing, and assuming compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities, and assuming further that

Gabelli International Growth Fund, Inc.
February 27, 1996
Page 2



all of the Rule 24f-2 Shares sold during the fiscal year ended December 31, 1995 were sold in accordance with the terms of the Fund's Prospectus and Statement of Additional Information in effect at the time of sale at a sales price in each case in excess of the par value of the Rule 24f-2 Shares, we are of the opinion that such Rule 24f-2 Shares were legally issued, fully paid and non-assessable by the Fund.

We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the State of Maryland, and to the extent that any opinion expressed herein involves the law of the State of Maryland, such opinion should be understood to be based solely upon our review of the documents referred to above, the published statutes of the State of Maryland, and where applicable, published cases, rules or regulations of regulatory bodies of the State of Maryland.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Rule 24f-2 notice.

Very truly yours,

/s/ WILLKIE FARR & GALLAGHER